                            SCHEDULE 14A INFORMATION
===============================================================================
                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  Confidential, for Use of the
                                              Commission Only (as Permitted by
[X]  Definitive Proxy Statement               Rule 14a-6(e)(2))

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


                       INTERTRUST TECHNOLOGIES CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


                                      N/A
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:
     -------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     -------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
     -------------------------------------------------------------------------
     (5) Total fee paid:
     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
     -------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
     -------------------------------------------------------------------------
     (3) Filing Party:
     -------------------------------------------------------------------------
     (4) Date Filed:
     -------------------------------------------------------------------------

Notes:

                               [INTERTRUST LOGO]

                      INTERTRUST TECHNOLOGIES CORPORATION
                           4750 Patrick Henry Drive
                         Santa Clara, California 95054

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         To be held November 27, 2001

   The Annual Meeting of Stockholders (the "Annual Meeting") of InterTrust Technologies Corporation (the "Company") will be held at the Westin Santa Clara, 5101 Great America Parkway, Santa Clara, California, on Tuesday, November 27, 2001, at 2:00 p.m. for the following purposes:

      1. To elect eight (8) directors of the Board of Directors to serve until the next Annual Meeting or until their successors have been duly elected and qualified;

      2. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2001; and

      3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

   The foregoing items of business are more fully described in the attached Proxy Statement.

   Only stockholders of record at the close of business on October 16, 2001 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for inspection at the Company's headquarters located at 4750 Patrick Henry Drive, Santa Clara, California, during ordinary business hours for the ten-day period prior to the Annual Meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          /s/ Victor Shear
                                          Victor Shear
                                          Chairman of the Board and Chief
                                            Executive Officer

Santa Clara, California
October 25, 2001

                                   IMPORTANT

  WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

                      INTERTRUST TECHNOLOGIES CORPORATION
                           4750 Patrick Henry Drive
                         Santa Clara, California 95054

                                PROXY STATEMENT
                      FOR ANNUAL MEETING OF STOCKHOLDERS
                         To be held November 27, 2001

   These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of InterTrust Technologies Corporation, a Delaware corporation (the "Company"), for the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Westin Santa Clara, 5101 Great America Parkway, Santa Clara, California, on Tuesday, November 27, 2001, at 2:00 p.m., and at any adjournment or postponement of the Annual Meeting. These proxy materials were first mailed to stockholders on or about October 25, 2001.

                              PURPOSE OF MEETING

   The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

                   VOTING RIGHTS AND SOLICITATION OF PROXIES

   The Company's common stock is the only type of security entitled to vote at the Annual Meeting. On October 16, 2001, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 95,020,256 shares of common stock outstanding. Each stockholder of record on October 16, 2001 is entitled to one vote for each share of common stock held by such stockholder on October 16, 2001. All share numbers in this Proxy Statement (including the number of shares outstanding on the record date for the Annual Meeting) have been adjusted to reflect the two-for-one stock split effected by the Company on February 24, 2000. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Quorum Required

   The Company's bylaws provide that the holders of a majority of the Company's common stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

Votes Required

   Proposal 1. Directors are elected by a plurality of the affirmative votes cast by those shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting. The eight (8) nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes will not be counted toward a nominee's total.

   Proposal 2. Ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2001 requires the affirmative vote of a majority of those shares present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting. Abstentions and broker non-votes will not be counted as having been voted on the proposal.

Proxies

   Whether or not you are able to attend the Company's Annual Meeting, you are urged to complete and return the enclosed proxy, which is solicited by the Company's Board of Directors and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted FOR the Nominees of the Board of Directors (as set forth in Proposal 1), FOR Proposal 2 and in the discretion of the proxy holders as to other matters that may properly come before the Annual Meeting. You may also revoke or change your proxy at any time before the Annual Meeting. To do this, send a written notice of revocation or another signed proxy with a later date to the Secretary of the Company at the Company's principal executive offices before the beginning of the Annual Meeting. You may also automatically revoke your proxy by attending the Annual Meeting and voting in person. All shares represented by a valid proxy received prior to the Annual Meeting will be voted.

Solicitation of Proxies

   The Company will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional soliciting material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, or other means by directors, officers, employees, or at the Company's request, MacKenzie Partners, Inc., a professional proxy solicitation firm. No additional compensation will be paid to directors, officers or employees for such services, but MacKenzie Partners, Inc. will be paid its customary fee, estimated to be about $5,000, if it renders solicitation services.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

   The directors who are being nominated for reelection to the Board of Directors (the "Nominees"), their ages as of October 1, 2001, their positions and offices held with the Company as of October 1, 2001, and certain biographical information are set forth below. The proxy holders intend to vote all proxies received by them in the accompanying form FOR the Nominees listed below unless otherwise instructed. In the event any Nominee is unable or declines to serve as a director at the time of the Annual Meeting the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any Nominee who is unable or will decline to serve as a director. The eight (8) nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of the Company to serve until the next Annual Meeting or until their successors have been duly elected and qualified.

 Nominees                 Age    Positions and Offices Held with the Company
 --------                 ---    -------------------------------------------
 Victor Shear............ 54  Chairman of the Board and Chief Executive Officer
 David Lockwood (2)(3)... 41  Executive Vice Chairman and Director
 Edmund J. Fish.......... 39  Director and President, MetaTrust Utility
 David C. Chance......... 44  Director
 Bruce Fredrickson (1)... 58  Director
 Satish K. Gupta (1)(2).. 56  Director
 Patrick S. Jones (2).... 56  Director
 Timo Ruikka............. 45  Director

--------
(1) Member of Compensation Committee.

(2) Member of Audit Committee.

(3) Mr. Lockwood became executive vice chairman of InterTrust in October 2001, and will become president of InterTrust in November 2001, and no longer qualifies as an independent member of the Audit Committee under the listing standards of the Nasdaq National Market. The Company has undertaken a search for a new director to serve on the Board of Directors and on the Audit Committee who will meet such independence standards.

   Victor Shear has served as chairman of the board and chief executive officer of InterTrust since its inception in January 1990. Before founding InterTrust, Mr. Shear co-founded Personal Library Software, Inc., a text and document database company, in June 1986. Mr. Shear served as chairman, president and chief executive officer of Data Scientific Corporation, a software developer of scientific workstations, from May 1982 to February 1985. Mr. Shear received a B.A. in sociology from Brandeis University.

   David Lockwood has served as executive vice chairman of InterTrust since October 2001 and as a director since October 2000. Mr. Lockwood will become president of InterTrust effective as of November 1, 2001. Before joining InterTrust, from January 2000 to October 2001, Mr. Lockwood was the managing partner of Reuters Greenhouse Fund, a venture capital firm. Prior to joining Reuters Greenhouse Fund, Mr. Lockwood spent 10 years at Goldman, Sachs & Co., most recently as a managing director. Mr. Lockwood currently serves on the board of directors of Forbes.com. Mr. Lockwood previously served on the boards of directors of Epoch, Logicworx, @themoment, Aurigin Systems, Moreover and Zeroknowledge, and was the chairman of the board of Venture One. Mr. Lockwood received a B.A. from Miami University and an M.B.A. from the University of Chicago.

   Edmund J. Fish has served as a director and president, MetaTrust Utility of InterTrust since December 2000. From January 2000 to December 2000, Mr. Fish served as executive vice president and chief business officer of InterTrust. From June 1999 to January 2000, Mr. Fish served as senior operating officer and executive vice president, corporate development of InterTrust. From September 1995 to June 1999, Mr. Fish served as general counsel and vice president, corporate development of InterTrust. Before joining InterTrust, Mr. Fish practiced law in the Silicon Valley, Washington D.C. and New York offices of Weil, Gotshal & Manges, an international law firm, from August 1989 to August 1995. Mr. Fish received a B.S. in biomedical engineering from Marquette University and a J.D. from Wayne State University.

   David C. Chance has served as an employee and as a director of InterTrust since October 1999. Mr. Chance also served as executive vice chairman of InterTrust from October 1999 to October 2001. Before joining InterTrust, from January 1994 to January 1998, Mr. Chance was deputy managing director of BskyB Group Ltd., a leading United Kingdom pay-television and media company, and continued to serve as a consultant and non-executive director until August 1999. In addition, Mr. Chance is a non-executive director of Modern Times Group, the primary pay-television operator in Scandinavia, and Sunderland football club. Mr. Chance also serves on the board of the New Millenium Experience Company, responsible for the Millenium Dome project in London. Mr. Chance received a B.S. in psychology, a B.A. in industrial relations, and an M.B.A. from the University of North Carolina at Chapel Hill.

   Bruce Fredrickson has served as a director of InterTrust since February 1993. Mr. Fredrickson has also served as president of Tactical Marketing Ventures LLC, a marketing firm for computer hardware, software, and Internet service companies, since September 1991. Before his position with Tactical Marketing Ventures, Mr. Fredrickson served as vice president of marketing for Ingram Micro, a computer products distributor, from February 1986 to August 1991. Mr. Fredrickson received a B.S. in liberal arts from St. Olaf College and an M.S. in communications and media from the University of Colorado.

   Satish K. Gupta has served as a director of InterTrust since February 1993. Mr. Gupta has been the president and chief executive officer of Cradle Technologies, a semiconductor company, since July 1998. From May 1994 to June 1998, Mr. Gupta was vice president of corporate marketing and business development of Cirrus Logic, a semiconductor company, and from June 1991 to May 1994, he was vice president of strategic marketing and advanced development of Media Vision, a multi-media peripherals company. Mr. Gupta received a B.E. in electrical engineering in India from Birla Institute of Technology and Science, an S.M. in electrical engineering from Massachusetts Institute of Technology, and an M.S. in engineering and economic systems from Stanford University.

   Patrick S. Jones has served as a director of InterTrust since July 2001. Mr. Jones served as a senior vice president and chief financial officer of Gemplus S.A., a smart card device manufacturer, from June 1998 to March 2001. From June 1992 to June 1998, Mr. Jones served as a vice president and corporate controller of Intel Corporation, a semiconductor manufacturer. Mr. Jones also serves on the board of directors of Genesys S.A. and is the chairman of the board of Dione Plc. Mr. Jones holds a B.A. in international economics from the University of Illinois and an M.B.A from St. Louis University.

   Timo Ruikka has served as a director of InterTrust since March 2001. Mr. Ruikka has been a vice president of industry initiatives of Nokia Corporation, an electronics and communications network equipment company, since July 2001. From April 1999 to July 2001, Mr. Ruikka served as a vice president of Nokia, Inc., the United States subsidiary of Nokia Corporation. From January 1998 to March 1999, Mr. Ruikka served as vice president and senior vice president of Nokia Corporation. Mr. Ruikka has an L.L.M. degree from Turku University in Finland. Mr. Ruikka was nominated by Nokia Corporation to serve as a director of InterTrust in connection with an investment by Nokia Finance International B.V. in InterTrust.

Board of Directors Meetings and Committees

   During the fiscal year ended December 31, 2000, the Board of Directors held twenty (20) meetings and never acted by written consent in lieu of a meeting. For the fiscal year, each of the directors during the term of their tenure attended or participated in at least 75% of the aggregate of (i) the total number of meetings or actions by written consent of the Board of Directors and
(ii) the total number of meetings held by all committees of the

Board of Directors on which each such director served. The Board of Directors has two (2) standing committees: the Audit Committee and the Compensation Committee.

   The Audit Committee was created on July 22, 1999 and became effective on the effective date of the Company's initial public offering of its securities, October 26, 1999. The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company's auditors, the scope of the annual audits, fees to be paid to the Company's auditors, the performance of the Company's auditors and the accounting practices of the Company. During the fiscal year ended December 31, 2000, the members of the Audit Committee were Messrs. Fredrickson and Gupta. During the fiscal year ended December 31, 2000, the Audit Committee of the Board of Directors held four (4) meetings. Currently, the members of the Audit Committee are Messrs. Gupta, Lockwood and Jones. Until October 2001, when Mr. Lockwood became executive vice chairman of InterTrust, each of the members of the current Audit Committee was independent as defined under the listing standards of the Nasdaq National Market. The Company has undertaken a search for a new director to serve on the Board of Directors and on the Audit Committee who will meet such independence standards.

   The Compensation Committee was created on July 22, 1999 and became effective on the effective date of the Company's initial public offering of its securities, October 26, 1999. The Compensation Committee reviews the performance of the executive officers of the Company, establishes compensation programs for the officers, and reviews the compensation programs for other key employees, including salary and cash bonus levels and option grants under the 1995 Stock Plan, 1999 Equity Incentive Plan, 1999 Employee Stock Purchase Plan and 2000 Supplemental Option Plan. The members of the Compensation Committee are Messrs. Fredrickson and Gupta. During the fiscal year ended December 31, 2000, the Compensation Committee of the Board of Directors held three (3) meetings and acted by written consent in lieu of a meeting on six (6) occasions.

Compensation of Directors

   Except for grants of stock options, directors of the Company generally do not receive compensation for services provided as a director. The Company also does not pay compensation for committee participation or special assignments of the Board of Directors.

   Non-employee directors are eligible to receive options under the Company's 1999 Non-Employee Director's Option Plan ("Director's Plan"). Each individual who first joins the Company's Board of Directors as a non-employee director after the effective date of the Company's initial public offering will receive at that time a fully vested option for 30,000 shares of the Company's common stock. In addition, at each of the Company's annual stockholders' meetings, each non-employee director who will continue to be a director after that meeting will automatically be granted a fully vested option for 10,000 shares of the Company's common stock. However, any non-employee director who receives an option for 30,000 shares under this Director's Plan will first become eligible to receive the annual option for 10,000 shares at the annual meeting that occurs during the calendar year following the year in which he received the option for 30,000 shares. Pursuant to the terms of the Director's Plan in effect on September 26, 2000, automatic grants of options to purchase 10,000 shares of common stock were made to each of Messrs. Fredrickson and Gupta at an exercise price of $13.313 per share. Also, pursuant to the terms of the Director's Plan, each of Messrs. Jones, Lockwood and Ruikka automatically received options to purchase 30,000 shares of common stock on the date each such individual became a non-employee director, at the exercise prices of $1.10, $6.187 and $3.75, respectively. In addition, pursuant to the terms of the Director's Plan, on the date of the 2001 Annual Meeting, each of Messrs. Fredrickson, Gupta, and Lockwood will be automatically granted options to purchase 10,000 shares of common stock assuming they are reelected to the Company's Board of Directors at the 2001 Annual Meeting.

   In addition, Messrs. Fredrickson and Gupta, two of the Company's non-employee directors, have each received the following options to purchase shares of common stock of the Company: (i) 160,000 shares at an exercise price of $0.3125 per share in February 1994; (ii) 30,000 shares at an exercise price per share of $7.00 in

October 1999; (iii) 40,000 shares at an exercise price of $82.50 per share in March 2000; (iv) 40,000 shares at an exercise price of $2.10 per share in May 2001; and (v) 25,000 shares at an exercise price of $1.10 per share in June 2001. Mr. Lockwood, a non-employee director until October 2001, also received an option to purchase 25,000 shares of common stock in June 2001 at an exercise price of $1.10 and, in connection with his recent commencement of employment with the Company as its executive vice chairman, received an option to purchase 1,500,000 shares of common stock in September 2001 at an exercise price of $1.07 per share. In addition, in July 2001 the Company granted to Mr. Jones, a non-employee director, an option to purchase 10,000 shares of common stock at an exercise price of $1.23 per share.

   Non-employee directors are also eligible to receive options and be issued shares of common stock under the Company's 1999 Equity Incentive Plan. Directors who are also employees of the Company are eligible to receive options and be issued shares of common stock under the Company's 1999 Equity Incentive Plan and are also eligible to participate in the Company's 1999 Employee Stock Purchase Plan.

Recommendation of the Board of Directors

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED HEREIN.

                                  PROPOSAL 2
                     RATIFICATION OF INDEPENDENT AUDITORS

   The Company is asking the stockholders to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2001. The affirmative vote of the holders of a majority of shares present or represented by proxy and voting at the Annual Meeting will be required to ratify the appointment of Ernst & Young LLP.

   In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the Company's and its stockholders' best interests.

   Ernst & Young LLP has audited the Company's financial statements since 1994. Its representatives are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Recommendation of the Board of Directors

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth, as of October 1, 2001, certain information with respect to shares beneficially owned by (i) each person who is known by the Company to be the beneficial owner of more than five percent of the Company's issued and outstanding shares of common stock, (ii) each of the Company's directors and the executive officers named in Executive Compensation and Related Information and (iii) all current directors and executive officers as a group. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within sixty (60) days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date.

                                                           Shares Beneficially
                                                               Owned(1)(2)
                                                          --------------------
                                                          Number of  Percentage
Name of Beneficial Owner                                   Shares     of Total
------------------------                                  ---------- ----------
Victor Shear............................................. 15,103,096    15.9%
David Lockwood (3).......................................  2,486,900     2.6%
Edmund J. Fish (4).......................................    669,376       *
Patrick Nguyen (5).......................................    438,338       *
Satish K. Gupta (6)......................................    430,000       *
David C. Chance (7)......................................    419,270       *
Duncan Davidson (8)......................................    211,573       *
Bruce Fredrickson (9)....................................    174,950       *
David Maher (10).........................................    152,740       *
Ron Hankison (11)........................................    144,787       *
Patrick S. Jones (12)....................................     50,000       *
Timo Ruikka (13).........................................     30,000       *
All current directors and executive officers as a group
  (13 persons) (14)...................................... 20,419,022    21.1%

--------
  *  Less than 1%

 (1) Percentage ownership is based on 94,978,361 shares of common stock outstanding on October 1, 2001.

 (2) Shares of common stock subject to options currently exercisable or exercisable within 60 days of October 1, 2001 are deemed outstanding for purposes of computing the percentage ownership of the person holding such options but are not deemed outstanding for computing the percentage ownership of any other person. Except pursuant to applicable community property laws or as indicated in the footnotes to this table, each stockholder identified in the table possesses sole voting and investment power with respect to all shares of common stock shown as beneficially owned by such stockholder. Unless otherwise indicated, the address of each of the individuals listed in the table is c/o InterTrust Technologies Corporation, 4750 Patrick Henry Drive, Santa Clara, CA 95054.

 (3) Includes 55,000 shares subject to options that are exercisable within 60 days of October 1, 2001.

 (4) Includes 240,938 shares subject to options that are exercisable within 60 days of October 1, 2001.

 (5) Includes 298,330 shares subject to options that are exercisable within 60 days of October 1, 2001.

 (6) Includes 275,000 shares subject to options that are exercisable within 60 days of October 1, 2001.

 (7) Includes 419,270 shares subject to options that are exercisable within 60 days of October 1, 2001.

 (8) Mr. Davidson resigned from his position as Senior Vice President, Business Development in December 2000. Includes 209,173 shares held by the Davidson Family Revocable Trust. Mr. Davidson is the trustee of the Davidson Family Revocable Trust and exercises voting and investment power over these shares.

(9) Includes 115,000 shares subject to options that are exercisable within 60 days of October 1, 2001.

(10) Includes 147,790 shares subject to options that are exercisable within 60 days of October 1, 2001.

(11) Mr. Hankison resigned from his position as Senior Vice President and General Manager of Development and Technical Operations in April 2001. Includes 144,787 shares subject to options that are exercisable within 60 days of October 1, 2001.

(12) Includes 40,000 shares subject to options that are exercisable within 60 days of October 1, 2001.

(13) Includes 30,000 shares subject to options that are exercisable within 60 days of October 1, 2001.

(14) Includes 2,005,680 shares subject to options that are exercisable within 60 days of October 1, 2001 in addition to the shares described in Notes 3 through 7, Notes 9 and 10 and Notes 12 and 13.

                         COMPENSATION COMMITTEE REPORT

   The Compensation Committee of the Company's Board of Directors (the "Compensation Committee" or the "Committee") was formed on July 22, 1999. The charter for the Committee provides that it has the exclusive authority to establish the level of base salary payable to the chief executive officer ("CEO") and certain other executive officers of the Company and to administer the Company's 1999 Equity Incentive Plan, 1999 Employee Stock Purchase Plan and 2000 Supplemental Option Plan. In addition, the Committee has the responsibility for approving the individual bonus programs to be in effect for the CEO and certain other executive officers and other key employees each fiscal year.

   For the 2000 fiscal year, the process utilized by the Compensation Committee in determining executive officer compensation levels was based on the subjective judgment of the Compensation Committee. Among the factors considered by the Compensation Committee were the recommendations of the CEO with respect to the compensation of the Company's key executive officers. However, the Compensation Committee made the final compensation decisions concerning such officers.

   General Compensation Policy. The Compensation Committee's fundamental policy is to offer the Company's executive officers competitive compensation opportunities based upon overall Company performance, their individual contribution to the financial success of the Company and their personal performance. It is the Compensation Committee's objective to have a substantial portion of each officer's compensation contingent upon the Company's performance, as well as upon his or her own level of performance. Accordingly, each executive officer's compensation package consists of one or more of the following: (i) base salary, (ii) discretionary cash bonus and (iii) long-term stock-based incentive awards.

   Base Salary. The base salary for each executive officer is set on the basis of general market levels and personal performance. Each individual's base pay is positioned relative to the total compensation package, including cash incentives and long-term incentives.

   Annual Cash Bonuses. Each executive officer may be eligible for a cash bonus at the discretion of the Compensation Committee. The Compensation Committee considers an executive's performance and contribution to the Company. Actual bonuses paid reflect an individual's accomplishment of corporate and functional objectives.

   Long-Term Incentive Compensation. During fiscal 2000, the Compensation Committee, in its discretion, did not make option grants to any of its executive officers other than the initial option grants made to Mr. Hankison in connection with the commencement of his employment and smaller grants made to Messrs. Fish and Nguyen in consideration of superior performance during the prior year. Generally, a significant grant is made in the year that an officer commences employment and no grant is made in the second year. Thereafter, option grants may be made at varying times and in varying amounts in the discretion of the Compensation Committee. Generally, the size of each grant is set at a level that the Compensation Committee deems appropriate to create a meaningful opportunity for stock ownership based upon the individual's position with the Company, the individual's potential for future responsibility and promotion, the individual's performance in the recent period and the number of unvested options held by the individual at the time of the new grant. The relative weight given to each of these factors will vary from individual to individual at the Compensation Committee's discretion.

   Each grant allows the officer to acquire shares of the Company's common stock at a fixed price per share (the market price on the grant date) over a specified period of time. The option vests in periodic installments generally over a two to four year period, contingent upon the executive officer's continued employment with the Company. The vesting schedule and the number of shares granted are generally established to create a meaningful incentive in each year following the year of grant. Accordingly, the option will provide a return to the executive officer only if he or she remains in the Company's employ, and then only if the market price of the Company's common stock appreciates over the option term.

   CEO Compensation. The annual base salary for Mr. Shear, the Company's chairman of the board and CEO, was established by the Committee on January 27, 2000 for the period January 1 to December 31, 2000. The Committee's decision was made primarily on the basis of the Committee's subjective evaluation of Mr. Shear's personal performance of his duties as measured by the Company's performance. The remaining cash components of the CEO's 2000 fiscal year incentive compensation were entirely dependent upon financial performance and a measure of individual objectives and provided no dollar guarantees. No bonus was paid to the CEO for the fiscal year 2000.

   Tax Limitation. Under the Federal tax laws, a publicly held company such as the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any year. To qualify for an exemption from the $1 million deduction limitation, the stockholders were asked to approve a limitation under the Company's 1999 Equity Incentive Plan on the maximum number of shares of common stock for which any one participant may be granted stock options per fiscal year. Because this limitation was adopted, any compensation deemed paid to an executive officer when he exercises an outstanding option under the 1999 Equity Incentive Plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation that will not be subject to the $1 million limitation. Since it is not expected that the cash compensation to be paid to the Company's executive officers for the 2001 fiscal year will exceed the $1 million limit per officer, the Compensation Committee will defer any decision on whether to limit the dollar amount of all other compensation payable to the Company's executive officers to the $1 million cap.

                                          Compensation Committee

                                          Bruce Fredrickson
                                          Satish K. Gupta

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   The Compensation Committee of the Company's Board of Directors was created on July 22, 1999 and became effective on the effective date of the Company's initial public offering of its securities, October 26, 1999. The members of the Compensation Committee are Messrs. Fredrickson and Gupta. Neither of these individuals was at any time during 2000, or at any other time, an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

   The Audit Committee serves as the representative of the Board of Directors for general oversight of the Company's financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations and the Company 's Standards of Business Conduct. The Audit Committee annually recommends to the Board of Directors the appointment of a firm of independent auditors to audit the financial statements of the Company. A more detailed description of the functions of the Audit Committee can be found in the Company's Audit Committee Charter, attached to this proxy statement as Appendix A.

   The Audit Committee was organized in July 1999. The Audit Committee for the last calendar year consisted of Messrs. Fredrikson and Gupta and presently consists of Messrs. Gupta, Lockwood and Jones. The Audit Committee held four meetings during the last calendar year. In addition, the Audit Committee met once in 2001 to discuss the audit for the last fiscal year.

   The Company's management has primary responsibility for preparing the Company's financial statements and financial reporting process. The Company's independent auditors, Ernst & Young LLP, are responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles. The Audit Committee has general oversight responsibility with respect to the Company's financial reporting, and reviews the results and scope of the audit and other services provided by the Company's independent auditors.

   In this context, the Audit Committee hereby reports as follows:

    . The Audit Committee has reviewed and discussed the audited financial statements with the Company's management and the independent auditors.

    . The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standard, AU 380).

    . The Audit Committee discussed with the independent auditor's the auditor's independence from the Company and its management. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No.1 (Independence Standards Board Standards No.1, Independence Discussions with Audit Committees) and has discussed with the independent auditors the independent auditors' independence.

Audit Fees

   Fees for the fiscal year 2000 audit and the review of Forms 10-Q were $183,000 of which an aggregate amount of $82,000 had been billed through December 31, 2000.

Financial Information Systems Design and Implementation Fees

   There were no fees billed for financial information systems design and implementation rendered by Ernst & Young LLP for the fiscal year ended December 31, 2000.

All Other Fees

   Aggregate fees billed for all other services rendered by Ernst & Young LLP for the fiscal year ended December 31, 2000 were $501,000.

   Based on the review and discussions referred to in paragraphs (1) through
(3) above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended, subject to stockholder approval, the selection of Ernst & Young LLP, as the Company's independent auditors.

   Until October 2001, when Mr. Lockwood became executive vice chairman of InterTrust, each of the members of the Audit Committee was independent as defined under the listing standards of the Nasdaq National Market. The Company has undertaken a search for a new director to serve on the Board of Directors and on the Audit Committee who will meet such independence standards.

   Submitted by the following members of the Audit Committee:

                                          Bruce Fredrickson
                                          Satish Gupta

                            STOCK PERFORMANCE GRAPH

   The graph set forth below compares the cumulative total stockholder return on the Company's common stock between October 27, 1999 (the date the Company's common stock commenced public trading) and December 31, 2000 with the cumulative total return of (i) the CRSP Total Return Index for the Nasdaq Stock Market (U.S. Companies) (the "Nasdaq Stock Market-U.S. Index") and (ii) the J.P. Morgan H&Q Internet 100 Index (the "Internet Index") over the same period. This graph assumes the investment of $100.00 on October 27, 1999, in the Company's common stock, the Nasdaq Stock Market-U.S. Index and the Internet Index and assumes the reinvestment of dividends, if any.

   The comparisons shown in the graph below are based upon historical data. The Company cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of the Company's common stock.

Comparison of Cumulative Total Return Among InterTrust Technologies
    Corporation, the Nasdaq Stock Market-U.S. Index and the J.P. Morgan H&Q
                              Internet 100 Index

                        [PERFORMANCE CHART APPEARS HERE]

                  INTERTRUST         NASDAQ STOCK     JP MORGAN H&Q
               TECHNOLOGIES CORP     MARKET (U.S.)     INTERNET 100
               -----------------     -------------    -------------
10/27/1999           100                 100               100
   12/1999           216.32              145.12            189.2
    3/2000           156.32              162.89            197.62
    6/2000            75.63              141.63            146.61
    9/2000            44.37              130.34            141.04
   12/2000            12.41               87.34             72.8


   The Company effected its initial public offering of common stock on October 26, 1999 at a price of $9.00 per share. The graph above, however, commences with the closing price of $27.188 per share on October 27, 1999--the date the Company's common stock commenced public trading.

   Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report and Stock Performance Graph shall not be deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

                EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation of Executive Officers

   The following table presents information about compensation paid by the Company in 2000 for services by the Company's chief executive officer, the Company's four other highest-paid executive officers who were officers as of the end of fiscal year 2000, and one officer who ceased employment during the year (collectively the "Named Executive Officers") whose total salary and bonus for the fiscal year exceeded $100,000:

                          Summary Compensation Table

                                                                                Long-Term
                                                                               Compensation
                                                                                  Awards
                                                                               ------------
                                                   Annual Compensation          Number of
                                            -------------------------------     Securities
                                                                Other Annual    Underlying
Name and Principal Position Year       Year Salary($) Bonus($) Compensation($)  Options(#)
--------------------------------       ---- --------- -------- --------------- ------------
Victor Shear.......................... 2000 $249,375        --     $59,530(1)         --
 Chairman of the Board and             1999  175,000        --      38,528(2)         --
 Chief Executive Officer               1998  175,000        --          --            --

Edmund J. Fish........................ 2000  222,500        --       1,816(3)    125,000
 Director and                          1999  180,000  $200,000          --            --
 President, MetaTrust Utility          1998  169,751        --          --        80,000

Ronald Hankison (4)................... 2000  176,282        --          --       325,000
 Former Senior Vice President and      1999       --        --          --            --
 Former General Manager of Development 1998       --        --          --            --
 and Technical Operations

David Maher (5)....................... 2000  220,000        --          --            --
 Chief Technology Officer              1999  138,590        --          --       240,000
                                       1998       --        --          --            --

Patrick Nguyen........................ 2000  183,650        --          --        80,000
 Senior Vice President,                1999  162,400        --          --        40,000
 Corporate Development                 1998   94,533        --          --       480,000

Duncan M. Davidson (6)................ 2000  220,000        --          --            --
 Former Senior Vice President,         1999  226,667        --          --            --
 Business Development                  1998  210,000        --          --            --

--------
(1) Represents $47,895 in rental payments and $11,635 in leased car payments.

(2) Represents $24,568 in rental payments and $13,960 in leased car payments.

(3) Represents leased car payments.

(4) Mr. Hankison commenced employment with the Company in April 2000 and resigned from the Company in April 2001.

(5) Mr. Maher commenced employment with the Company in June 1999.

(6) Mr. Davidson resigned from his position as Senior Vice President, Business Development in December 2000.

Option Grants in Last Fiscal Year

   The following table contains information concerning the stock option grants made to each of the Named Executive Officers in 2000. No stock appreciation rights were granted to these individuals during such year.





                                       Individual Grants(1)                Potential Realizable
                         ------------------------------------------------ Value at Assumed Annual
                         Number of                                         Rates of Stock Price
                         Securities    % of Total    Exercise                Appreciation for
                         Underlying  Options Granted Price Per              Option Term ($)(4)
                          Options    to Employees in   Share   Expiration -----------------------
Name                     Granted(#)  Fiscal Year(2)  ($/sh)(3)    Date        5%          10%
----                     ----------  --------------- --------- ---------- ----------  -----------
Victor Shear............        0           --             --      --             --           --
Edmund J. Fish..........  125,000(5)       1.9%       $ 17.75   5/31/10   $1,395,360  $ 3,563,116
Ronald Hankison.........  200,000(5)       3.0         25.875   4/17/10    3,254,530    8,247,617
                          125,000(6)       1.0          5.063   10/12/10     398,012    1,008,640
David Maher.............        0           --             --      --             --           --
Patrick Nguyen..........   40,000(5)       0.6         25.875   4/17/10      650,906    1,649,523
                           40,000(7)       0.6          17.75   5/31/10      446,515    1,131,557
Duncan Davidson.........        0           --             --      --             --           --

--------
(1) The plan administrator has the discretionary authority to re-price the options through the cancellation of those options and the grant of replacement options with an exercise price based on the fair market value of the option shares on the re-grant date. The options have a maximum term of 10 years measured from the option grant date, subject to earlier termination in the event of the optionee's cessation of service with the Company. Under each of the options, the option shares will vest upon acquisition of the Company by merger or asset sale, unless the acquiring entity or its parent corporation assumes the outstanding options.

(2) Based on a total of 6,533,754 option shares granted to the Company's employees during 2000.

(3) The exercise price was equal to the fair market value of the Company's common stock, based on the closing price of the common stock on the Nasdaq Stock Market, on the date of grant. The exercise price may be paid in cash, in shares of the Company's common stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares or through a margin loan procedure involving a loan secured by the purchased shares with the proceeds of the loan used to pay the Company the exercise price for the purchased shares. The Company may also finance the option exercise by lending the optionee sufficient funds to pay the exercise price for the purchased shares, together with any federal and state income tax liability incurred by the optionee in connection with such exercise.

(4) The potential realizable value is calculated based on the ten-year term of the option at the time of grant. Stock price appreciation of 5% and 10% is assumed according to rules promulgated by the Securities and Exchange Commission and does not represent the Company's prediction of the Company's stock price performance. The potential realizable value at 5% and 10% appreciation is calculated by assuming that the exercise price on the date of grant appreciates at the indicated rate for the entire term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price.

(5) The option becomes exercisable in a series of equal monthly installment over a period of 48 months from the vesting commencement date.

(6) The option becomes exercisable in a series of equal monthly installment over a period of 24 months from the vesting commencement date.

(7) The option becomes exercisable as to 12.5% of the option shares after six months from the vesting commencement date and the remainder in a series of equal monthly installments over a period of 42 months thereafter.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

   The table below presents for the Company's Named Executive Officers any options exercised during 2000 and the value realized from that exercise. It also presents the number and value of shares underlying unexercised options that were held by these Named Executive Officers as of December 31, 2000. No stock appreciation rights were exercised by these Named Executive Officers in 2000, and no stock appreciation rights were outstanding at the end of that year.

   The figures in the value of unexercised in-the-money options at fiscal year-end column are based on the fair market value of the Company's common stock at the end of 2000, less the exercise price payable for these shares. The fair market value for the Company's common stock at the end of 2000 was $3.375 per share.

                                                 Number of Securities
                                                      Underlying            Value of Exercised
                          Number of               Unexercised Options      In-the-Money Options
                           Shares                 at Fiscal Year End      at Fiscal Year End ($)
                          Acquired    Value    ------------------------- -------------------------
Name                     on Exercise Realized  Exercisable Unexercisable Exercisable Unexercisable
----                     ----------- --------- ----------- ------------- ----------- -------------
Victor Shear............       --           --        --           --           --           --
Edmund Fish.............       --           --   149,897      145,105     $324,587     $ 67,293
Ronald Hankison.........       --           --    43,749      281,251           --           --
David Maher.............    4,500      144,788    76,750      155,000           --           --
Patrick Nguyen..........   13,334      411,687   139,999      273,335      267,500      420,000
Duncan Davidson.........   66,666    2,193,312    26,667       46,667       70,001      122,501

Employment Agreements, Change of Control Arrangements and Severance Agreements

   None of the Company's executive officers have employment agreements with the Company, and their employment may be terminated at any time at the discretion of the Board of Directors.

   Duncan M. Davidson, previously the Company's senior vice president, business development, has received option grants for 640,000 shares in connection with his initial employment with the Company and such option grants provide that upon a change in control transaction, 100% of the then unvested option shares will become vested. The Company entered into a termination and severance agreement on March 1, 2001 with Mr. Davidson. The agreement provided that Mr. Davidson would receive $100 and that the vesting of his nonstatutory option granted in 1997 would accelerate as to 33,334 shares. In return for his severance benefits, Mr. Davidson agreed to comply with certain confidentiality provisions and entered into a release of all claims against the Company. Edmund
J. Fish, the Company's president, MetaTrust Utility, has received option grants for 86,667 shares that provide that upon a change in control transaction, 100% of the then unvested option shares will become vested. In addition, Patrick Nguyen received option grants for 240,000 shares in connection with his initial employment with the Company, and such option grants provide that upon a change in control transaction, 100% of the then unvested option shares will become vested.

   If a change in control of the Company occurs, an option or other award under the 1999 Equity Incentive Plan will become fully exercisable and fully vested if the option or award is not assumed by the surviving corporation or its parent or if the surviving corporation or its parent does not substitute comparable awards for the awards granted under the 1999 Equity Incentive Plan.

   Under the Company's 1995 Stock Plan, upon a merger or asset sale, if the options or stock purchase rights are not assumed by the surviving corporation or its parent or subsidiary or if the surviving corporation or its parent or subsidiary does not substitute comparable awards for the options or stock purchase rights, then the options and stock purchase rights will terminate.

                          RELATED PARTY TRANSACTIONS

   Since January 1, 2000, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company or any of its subsidiaries was or is to be a party in which the amount involved exceeded or will exceed $60,000 and in which any director, executive officer, holder of more than 5% of the common stock of the Company or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest other than (i) compensation agreements and other arrangements, which are described where required in Employment Contracts and Change in Control Arrangements and (ii) the transactions described below.

   Options to Purchase Common Stock. The Company granted the following options to purchase common stock to the following members of the Company's Board of
Directors: (i) 40,000 shares at an exercise price of $82.50 to each of Bruce Fredrickson and Satish Gupta in March 2000; (ii) 40,000 shares at an exercise price of $2.10 to each of Messrs. Fredrickson and Gupta in May 2001; (iii) 25,000 shares at an exercise price of $1.10 to each of Messrs. Fredrickson and Gupta in June 2001; and (iv) 10,000 shares at an exercise price of $1.23 to Pat Jones in July 2001.

   The Company granted the following options to purchase common stock to Ron Hankison, a former executive officer who resigned from the Company in April 2001: (i) 200,000 shares at an exercise price of $25.88 in April 2000; (ii) 125,000 shares at an exercise price of $5.06 in October 2000; and (iii) 50,000 shares at an exercise price of $3.75 in March 2001.

   The Company granted the following options to purchase common stock to Talal Shamoon, one of the Company's executive officers: (i) 40,000 shares at an exercise price of $25.88 in April 2000; (ii) 60,000 shares at an exercise price of $5.25 in December 2000; (iii) 100,000 shares at an exercise price of $3.75 in March 2001; and (iv) 150,000 shares at an exercise price of $1.10 in June 2001.

   The Company granted the following options to purchase common stock to Edmund
J. Fish, a member of the Company's Board of Directors and one of the Company's executive officers: (i) 125,000 shares at an exercise price of $17.75 in May 2000; (ii) 125,000 shares at an exercise price of $3.75 in March 2001; and
(iii) 175,000 shares at an exercise price of $1.10 in June 2001.

   The Company granted an option to purchase 25,000 shares of common stock at an exercise price of $1.10 in June 2001 to David Chance, a member of the Company's Board of Directors and one of the Company's executive officers until October 2001.

   The Company granted the following options to purchase common stock to Patrick Nguyen, one of the Company's executive officers: (i) 40,000 shares at an exercise price of $25.88 in April 2000; (ii) 40,000 shares at an exercise price of $17.75 in May 2000; (iii) 100,000 shares at an exercise price of $3.75 in March 2001; and (iv) 100,000 shares at an exercise price of $1.10 in September 2001.

   The Company granted the following options to purchase common stock to David Ludvigson, one of the Company's executive officers: (i) 1,000,000 shares at an exercise price of $15.00 in August 2000; (ii) 200,000 shares at an exercise price of $3.75 in March 2001; and (iii) 200,000 shares at an exercise price of $1.10 in June 2001. Mr. Ludvigson announced that he will resign from the Company effective as of November 1, 2001.

   The Company granted the following options to purchase common stock to Greg Wood, one of the Company's executive officers: (i) 360,000 shares at an exercise price of $5.25 in November 2000 and (ii) 75,000 shares at an exercise price of $1.10 in June 2001.

   The Company granted the following options to purchase common stock to Mark Ashida, one of the Company's executive officers: (i) 300,000 shares at an exercise price of $4.875 in December 2000;

(ii) 150,000 shares at an exercise price of $3.29 in May 2001; and (iii) 200,000 shares at an exercise price of $1.10 in June 2001.

   The Company granted the following options to purchase common stock to David Maher, one of the Company's executive officers: (i) 65,000 shares at an exercise price of $3.75 in March 2001 and (ii) 50,000 shares at an exercise price of $1.10 in June 2001.

   The Company granted the following options to purchase common stock to David Lockwood, a member of the Company's Board of Directors and one of the Company's executive officers: (i) 25,000 shares at an exercise price of $1.10 in June 2001 and (ii) 1,500,000 shares at an exercise price of $1.07 in September 2001. It is expected that Mr. Lockwood will receive options to purchase additional shares of the Company's common stock in connection with his appointment as president of the Company.

   Assumption of Loan of Executive Officer. In August 2000, the Company agreed to assume a $70,000 loan of David Ludvigson, one of the Company's executive officers. Mr. Ludvigson announced that he will resign from the Company effective as of November 1, 2001. The loan will be forgiven as follows: $12,000 on January 1, 2001; $29,000 on January 1, 2002; and $29,000 on January 1, 2003.

   Payment to Entity Affiliated with Director. On October 1, 2000, the Company paid $230,000 to Tactical Marketing Ventures LLC for consulting services rendered to the Company. Bruce Fredrickson, one the Company's directors, is the president of Tactical Marketing Ventures LLC.

   Loan to Director. In December 2000, the Company loaned $100,000 to Bruce Fredrickson, a director of the Company, under a full-recourse promissory note dated December 7, 2000. The note accrues interest at the rate of 6.10% per year and has a one-year term.

   Loan to Officer and Director. In July 2001, the Company loaned $100,000 to Edmund J. Fish, an executive officer and a director of the Company, under a promissory note dated July 31, 2001. The note accrues interest at the rate of 7.0% per year and has a three-year term.

   Loans to Officer. The Company has made the following loans to Mark Ashida, an executive officer of the Company: (i) in July 2001, the Company loaned $100,000 under a promissory note dated July 31, 2001 which accrues interest at the rate of 7.0% per year and under which $50,000 will be forgiven on January 4, 2002 and $8,333 will be forgiven for each succeding month if Mr. Ashida remains an employee of the Company; and (ii) in October 2001, the Company loaned $100,000 under a promissory note dated October 9, 2001 which accrues interest at the rate of 7.0% per year and under which $50,000 will be forgiven on October 9, 2002 if Mr. Ashida remains an employee of the Company.

   The Company's certificate of incorporation limits the liability of directors for monetary damages arising from a breach of their fiduciary duty as directors, except to the extent otherwise required by the Delaware General Corporation Law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

   The Company's bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. The Company has also entered into indemnification agreements with its officers and directors containing provisions that may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

   The members of the Board of Directors, the executive officers of the Company and persons who hold more than ten percent (10%) of the Company's outstanding common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which require them to file reports with respect to their ownership of the Company's common stock and their transactions in such common stock. Based upon (i) the copies of Section 16(a) reports that the Company received from such persons for their 2000 fiscal year transactions in the common stock and their common stock holdings and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 2000 fiscal year, the Company believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its executive officers, Board members and greater than ten percent (10%) stockholders, except that (i) Duncan Davidson, a former executive officer of the Company, filed an amendment to a Form 4 in May 2000 that was originally filed in March 2000 that disclosed one transaction, (ii) Erwin Lenowitz, a former executive officer of the Company, filed a Form 4 for June 2000 in mid-July that disclosed two transactions, (iii) Bruce Fredrickson filed a Form 4 disclosing nine transactions that took place in October 2000 in April 2001, and (iv) Talal Shamoon filed a Form 3 after becoming a Section 16 officer in August 2000 in April 2001.

                                   FORM 10-K

   THE COMPANY WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULE AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO INTERTRUST TECHNOLOGIES CORPORATION, 4750 PATRICK HENRY DRIVE, SANTA CLARA, CALIFORNIA 95054, ATTN: INVESTOR RELATIONS.

                 STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

   Proposals of stockholders intended to be presented at the 2002 Annual Meeting of Stockholders of the Company must be received by the Company at its offices at InterTrust Technologies Corporation, 4750 Patrick Henry Drive, Santa Clara, California 95054, Attn: General Counsel, not later than June 27, 2002 and satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in the Company's proxy statement for that meeting. Pursuant to new amendments to Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended, if a stockholder who intends to present a proposal at the 2002 Annual Meeting of Stockholders does not notify the Company of such proposal on or prior to September 10, 2002, at its offices at 4750 Patrick Henry Drive, Santa Clara, California 95054, Attn: General Counsel, then management proxies would be allowed to use their discretionary voting authority to vote on the proposal when the proposal is raised at the annual meeting, even though there is no discussion of the proposal in the Company's proxy statement for that meeting. The Company currently believes that the 2002 Annual Meeting of Stockholders will be held during the last week of November 2002.

                                 OTHER MATTERS

   The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          /s/ Victor Shear
                                          Victor Shear
                                          Chairman of the Board and Chief
                                            Executive Officer

Santa Clara, California
October 25, 2001

  WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

  THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

                                  Appendix A

                      INTERTRUST TECHNOLOGIES CORPORATION

                            AUDIT COMMITTEE CHARTER

Statement of Policy

   There shall be an Audit Committee, comprised of at least two independent directors reporting to and assisting the Board of Directors in the proper discharge of their statutory and fiduciary responsibilities.

Roles

   The primary roles in the Committee shall be to:

    . Assist the Board of Directors in fulfilling its fiduciary responsibilities for the integrity of financial reporting and the adequacy of internal controls.

    . Serve as focal point for communications among non-committee directors, Company's management and the independent accounts.

    . Function as an agent for the Board of Directors to help ensure the independence of the Company's independent accountants, the integrity of management and the adequacy of disclosure to stockholders.

    . The audit committee shall have the power to conduct or authorize investigations into any matters within the committee's scope of responsibilities. The committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

    . The committee will perform such other functions as assigned by law, the Company's charter or bylaws, or Board of Directors.

Responsibilities

1. Oversight of Financial Reporting Process:

    a. Ensure that management has established corporate ethical standards dealing with financial reporting integrity.

    b. Review with management and the independent accountants at the completion of annual examination:

       i. The Company's annual financial statements and related footnotes.

      ii. The independent accountants' audit of the financial statements and his or her report thereon.

     iii. Any significant changes required in the independent accountants' audit plan.

      iv. Any serious difficulties or disagreements that arose between the auditors and management during the course of the audit.

       v. Other matters related to the conduct of the audit which are to be communicated to the committee under generally accepted auditing standards.

    c. Review Company's interim financial information to stockholders and regulatory agencies. Pay particular attention to judgmental, high-risk, and sensitive areas in the financial statements.

    d. Review significant matters arising since previous audit reports.

    e. Review and discuss with management any threatened, pending or ongoing litigation which may result in a material financial impact to the Company.

    f. Review, in consultation with the independent accountants, the adequacy of the Company's accounting principles, policies and practices.

    g. Review the impact of new accounting pronouncements or reporting practices relevant to the Company and other matters of interest.

    h. Review non-audit services performed by the independent accountants to consider what effect, if any, said activities could have on their independence.

    i. Review the scope and fees of audits and non-audit services of the independent accountants.

    j. Recommend to the Board of Directors the appointment of the independent accountants.

2. Oversight of the Internal Controls:

    a. Evaluate the general procedures and practices of the Company to ensure the adequacy of internal controls, including the security surrounding assets and computerized information systems.

    b. Consider the findings and comments from the independent accountants on internal controls and review the status of prior period audit recommendations made by the independent accountants.

    c. Review the adequacy of the policies and practices related to:

       i. Conflict of interest

      ii. Ethical conduct.

     iii. Compliance with key regulatory issues.

3. Committee Meetings and Reporting

   The Audit Committee shall hold such meetings periodically as the Committee deems necessary, but no less than two times annually. The Committee Chairman shall request that members of management and representatives of the independent accountants be present at the meetings of the Committee. Such meetings shall provide executive sessions with the independent accountants.

   Semi-annually, the Committee shall report to the Board of Directors outlining its activities, future plans and any significant matters brought forth by the independent accountants.

                                                                      1915-PS-01

PROXY                 INTERTRUST TECHNOLOGIES CORPORATION                  PROXY

                            4750 Patrick Henry Drive
                          Santa Clara, California 95054

   This Proxy is Solicited on Behalf of the Board of Directors of InterTrust Technologies Corporation for the Annual Meeting of Stockholders to be held
                               November 27, 2001

     The undersigned holder of Common Stock, par value $.001, of InterTrust Technologies Corporation (the "Company") hereby appoints Victor Shear and Edmund
J. Fish, or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this Proxy all Common Stock of the Company that the undersigned stockholder would be entitled to vote if personally present at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Tuesday, November 27, 2001, 2:00 p.m. local time, at the Westin Santa Clara, 5101 Great America Parkway, Santa Clara, California, and at any adjournments or postponements of the Annual Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters.

     This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS, AND FOR PROPOSAL 2, AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Corporate Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE DIRECTORS AND "FOR" PROPOSAL 2.

     PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. If you receive more than one proxy card, please sign and return ALL cards in the enclosed envelope.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

--------------------------------------------------------------------------------

                                    (Reverse)
                       INTERTRUST TECHNOLOGIES CORPORATION

[X]  Please mark votes as in this example

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE DIRECTORS AND "FOR" PROPOSAL 2.

1. To elect the following directors to serve for a term ending upon the 2002 Annual Meeting of Stockholders or until their successors are elected and qualified:

Nominees: Victor Shear, David Lockwood, Edmund J. Fish, David C. Chance, Bruce Fredrickson, Satish K. Gupta, Patrick S. Jones and Timo Ruikka.

     [_] FOR     [_] WITHHELD

     [_] _______________________________
     For all nominees except as noted above.


2. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2001.

     [_] FOR     [_] AGAINST     [_] ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

               The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

                         Signature:___________________________
                         Signature (if held jointly):___________________________
                         Date:__________________ , 2001


Please date and sign exactly as your name(s) is (are) shown on the share certificate(s) to which the Proxy applies. When shares are held by joint-tenants, both should sign. When signing as an executor, administrator, trustee, guardian, attorney-in fact or other fiduciary, please give full title as such. When signing as a corporation, please sign in full corporate name by President or other authorized officer. When signing as a partnership, please sign in partnership name by an authorized person.